EXHIBIT 2










                          AGREEMENT AND PLAN OF MERGER

                                     between

                        HEMLOCK FEDERAL BANK FOR SAVINGS

                                       and

                              MIDWEST SAVINGS BANK

                           dated as of January 7, 2000


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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I
         DEFINITIONS..........................................................1

ARTICLE II
         THE MERGER...........................................................6
         2.1         The Corporate Merger.....................................6
         2.2         Effective Time; Closing..................................6
         2.3         Treatment of Capital Stock...............................6
         2.4         Stockholder Rights; Stock Transfers......................7
         2.5         Options..................................................7
         2.6         Exchange Procedures......................................7
         2.7         Dissenting Shares........................................8
         2.8         Additional Actions.......................................9

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF SELLER.............................9
         3.1         Capital Structure........................................9
         3.2         Organization, Standing and Authority of Seller...........9
         3.3         Seller Subsidiaries.....................................10
         3.4         Registration Obligations................................10
         3.5         Authorized and Effective Agreement......................10
         3.6         Securities Documents and Regulatory Reports.............11
         3.7         Financial Statements....................................11
         3.8         Material Adverse Change.................................11
         3.9         Environmental Matters...................................12
         3.10        Tax Matters.............................................12
         3.11        Legal Proceedings.......................................13
         3.12        Compliance with Laws....................................13
         3.13        Certain Information.....................................13
         3.14        Employee Benefit Plans..................................14
         3.15        Certain Contracts.......................................14
         3.16        Brokers and Finders.....................................15
         3.17        Insurance...............................................15
         3.18        Properties..............................................15
         3.19        Labor...................................................16
         3.20        Allowance for Loan Losses...............................16
         3.21        Year 2000 Compliant.....................................16
         3.22        Material Interests of Certain Persons...................16
         3.23        Fairness Opinion........................................16
         3.24        Disclosures.............................................16
         3.25        No Undisclosed Liabilities..............................17
         3.26        Indemnification.........................................17
         3.27        Loan Portfolio..........................................17
         3.28        Investment Portfolio....................................17
         3.29        Corporate Records.......................................18

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         3.30        Interim Events..........................................18
         3.31        Defaults................................................18

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF BUYER.............................18
         4.1         Organization, Standing and Authority of Buyer...........18
         4.2         Authorized and Effective Agreement......................18
         4.3         Securities Documents and Regulatory Reports.............19
         4.4         Financial Statements....................................19
         4.5         Material Adverse Change.................................20
         4.6         Legal Proceedings.......................................20
         4.7         Certain Information.....................................20
         4.8         Brokers and Finders.....................................20
         4.9         Disclosures.............................................20
         4.10        Financial Resources.....................................20

ARTICLE V
         COVENANTS...........................................................21
         5.1         Reasonable Best Efforts.................................21
         5.2         Stockholder Meeting.....................................21
         5.3         Regulatory Matters......................................21
         5.4         Investigation and Confidentiality.......................22
         5.5         Press Releases..........................................22
         5.6         Business of the Parties.................................23
         5.7         Certain Actions.........................................25
         5.8         Current Information.....................................25
         5.9         Indemnification; Insurance..............................26
         5.10        Environmental Reports...................................26
         5.11        Employees and Employee Benefit Plans....................26
         5.12        Company Merger..........................................27
         5.13        Litigation Matters......................................28
         5.14        Organization of Merger Sub..............................28
         5.15        Conforming Entries......................................28
         5.16        Integration of Policies.................................28
         5.17        Disclosure Supplements..................................29
         5.18        Failure to Fulfill Conditions...........................29
         5.19        Proxy Solicitor.........................................29
         5.20        CNB Lease...............................................29

ARTICLE VI
         CONDITIONS PRECEDENT................................................29
         6.1         Conditions Precedent - Buyer and Seller.................29
         6.2         Conditions Precedent - Seller...........................30
         6.3         Conditions Precedent - Buyer............................30

ARTICLE VII
         TERMINATION, WAIVER AND AMENDMENT...................................31
         7.1         Termination.............................................31
         7.2         Effect of Termination...................................32

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         7.3         Survival of Representations, Warranties and Covenants...32
         7.4         Waiver..................................................32
         7.5         Amendment or Supplement.................................33
         7.6         Break-Up Fee and Expenses...............................33

ARTICLE VIII
         MISCELLANEOUS.......................................................34
         8.1         Expenses................................................34
         8.2         Entire Agreement........................................34
         8.3         No Assignment...........................................34
         8.4         Notices.................................................34
         8.5         Alternative Structure...................................35
         8.6         Interpretation..........................................35
         8.7         Counterparts............................................35
         8.8         Governing Law...........................................35
         8.9         Severability............................................35


Exhibit A            Form of Voting Agreement

Exhibit B            Offices of the Resulting Institution

Exhibit C            Directors of the Resulting Institution



                                       iii

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                          AGREEMENT AND PLAN OF MERGER

         WHEREAS, the Boards of Directors of Buyer and Seller (all terms as defined in Article I hereof) have determined to consummate certain business combination transactions subject to the terms and conditions set forth herein; and

         WHEREAS, as an inducement and condition to Buyer's willingness to enter into this Agreement, Buyer and each of the directors of Seller will concurrently enter into voting agreements in the form attached hereto as Exhibit A; and

         NOW, THEREFORE, in consideration of such inducements and of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Agreement" shall mean this Agreement and Plan of Merger dated as of January 7, 2000 between Buyer and Seller.

         "Alternative Proposal" shall mean any bona fide written proposal by any person other than Buyer to engage in a merger, consolidation, purchase or lease of substantially all assets, purchase of securities representing more than 20% of the voting power, or any similar transaction involving Seller.

         "Articles of Combination" shall mean the articles of combination to be filed with the OTS.

         "Buyer" shall mean Hemlock Federal Bank for Savings, a federally chartered savings bank.

         "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

         "Certificate" shall mean any certificate which prior to the Effective Time represented shares of Seller Common Stock.

         "Closing" shall mean the closing of the Corporate Merger at a time and place selected by Buyer no later than five days following the satisfaction or waiver of all conditions to the Corporate Merger, provided that Buyer shall have no obligation to schedule a Closing prior to May 31, 2000.

         "Closing Date" shall mean the date on which the Closing occurs.

         "CNB Lease" shall mean the Lease, dated October 30, 1972, by and between Central National Bank as Trustee and Seller.

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         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Merger" shall mean the contemplated merger of the Resulting Institution into Buyer.

         "Corporate Merger" shall mean the merger of Merger Sub into Seller, with Seller as the Resulting Institution.

         "CRA" shall mean the Community Reinvestment Act.

         "Defined Benefit Plan" shall mean any Seller Employee Plan constituting within the meaning of Section 3(35) of ERISA.

         "Dissenting Shares" shall mean any shares of Seller Common Stock whose holder becomes entitled to fair value under the Thrift Regulations.

         "Effective Time" shall mean the time that the Articles of Combination with respect to the Corporate Merger are endorsed by the Secretary of the OTS.

         "Environmental Claim" shall mean any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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         "Exchange  Agent" shall mean an exchange agent  designated by Buyer and reasonably acceptable to Seller.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean Federal Home Loan Bank.

         "GAAP" shall mean generally accepted accounting principles consistently applied with the prior practices of an entity.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act, as amended.

         "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

         "Insider Loans" shall mean loans from Seller to any officer, director or employee of Seller or any associate or related interest of any such person.

         "IRS" shall mean the Internal Revenue Service or any successor thereto.

         "Knowledge  Qualification"  shall  mean to the  best  knowledge,  after
reasonable   investigation,   of  the  party   receiving   the  benefit  of  the
qualification.

         "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances would not have a Material Adverse Effect.

         "Material Adverse Effect" shall mean, with respect to any party, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of that party taken as whole, or that materially impairs the ability of any party to consummate the Corporate Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries,
(b) changes in GAAP that are generally applicable to the banking or savings institution industries, (c) expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions which have a uniform affect on the banking or savings institution industries, including changes in the prevailing level of interest rates.


                                        3

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         "Materials   of   Environmental   Concern"   shall   mean   pollutants,
contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the Corporate Merger and the Company Merger.

         "Merger Consideration" shall mean a payment, in cash without interest, for each share of Seller Common Stock equal to stockholders' equity of Seller as reflected in the December 31, 1999 audited Seller Financial Statements, plus net income of Seller (excluding gains on sale and extraordinary items of income) or minus the after-tax net loss of Seller for the period from January 1, 2000 through the month end prior to the Closing Date, calculated in accordance with GAAP and the auditing practices used by Seller in preparation of the audited Seller Financial Statements, plus the following amounts (on an after tax basis) paid or accrued by Seller (but only to the extent not capitalized) through the month end prior to the Closing Date: (a) the amount of prepayments made on the outstanding balance of the Seller ESOP loan, to the extent deductible as contributions (b) transaction costs directly related to this Agreement, including any costs of single premium tail coverage paid by Seller, (c) payments made under employment contracts relating to the termination of employment and a change in control, (d) the financial reporting expense arising from full vesting of outstanding awards under the Seller's 1998 Recognition and Retention Plan,
(e) the financial reporting expense arising from conforming entries made pursuant to a request of Buyer under Section 5.15, and (f) the aggregate exercise price of the Seller Options (but not in excess of the Merger Consideration on a per share basis) that are outstanding immediately prior to the Effective Time and which are to be canceled pursuant to this Agreement; divided by the total number of shares of Seller Common Stock (including awarded but unissued shares of Seller Restricted Stock, Seller ESOP shares (whether allocated or unallocated) and shares of Seller Common Stock subject to Seller Options) outstanding immediately prior to the Effective Time.

         "Merger Sub Common Stock" shall mean the common stock of Merger Sub.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "Parent" shall mean Hemlock Federal Financial Corporation, the sole stockholder of Buyer.

         "Parent   Accountant"  shall  mean  Crowe,   Chizek  and  Company  LLP,
independent certified public accountants with respect to Parent.

         "Parent Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Parent as of December 31, 1998 and 1997 and the consolidated statements of income and statements of changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Parent for each of the three years ended December 31, 1998, 1997 and 1996, as filed by Parent in its Securities Documents, and (ii) the consolidated balance sheets (including related notes and schedules, if any) of Parent and the consolidated statements of income and statements of changes in stockholders' equity and cash flows (including

                                        4

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related notes and schedules,  if any) of Parent included in Securities Documents filed by Parent with respect to the periods ended subsequent to December 31, 1998.

         "Parties" shall mean Buyer and Seller.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Previously Disclosed" shall mean disclosed in a written disclosure schedule delivered prior to the date hereof by the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

         "Proposal" shall mean the proposals to be submitted to the stockholders of Seller for the adoption of this Agreement and the amendment of Seller's Charter to delete Section 8A thereof.

         "Proxy Statement" shall mean the proxy statement to be delivered to stockholders of Seller in connection with the solicitation of their approval of this Agreement.

         "Resulting Institution" shall mean Seller after the Corporate Merger.

         "Resulting Institution Common Stock" shall mean the common stock of the Resulting Institution.

         "Rights"  shall  mean  all  warrants,   options,  rights,   convertible
securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

         "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, the rules and regulations of the SEC promulgated thereunder, and all OTS regulations which incorporate or apply any of the foregoing.

         "Seller" shall mean Midwest Savings Bank, a federally chartered savings bank.


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         "Seller Advisor" shall mean Charles Webb & Company, a division of Keefe
Bruyette & Woods, Inc.

         "Seller   Accountant"  shall  mean  Crowe,   Chizek  and  Company  LLP,
independent certified public accountants with respect to Seller.

         "Seller Common Stock" shall mean the common stock, par value $1.00 per share, of Seller.

         "Seller Employee Plans" shall mean all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit-sharing and retirement plans, deferred compensation, consultant, bonus and group insurance contracts and agreements and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of Seller, whether written or oral.

         "Seller ESOP" shall mean the employee stock ownership plan of Seller, as in effect as of the date hereof.

         "Seller Financial Statements" shall mean (i) the condensed balance sheets (including related notes and schedules, if any) of Seller as of December 31, 1998 and 1997 and the condensed statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller for each of the three years ended December 31, 1998, 1997 and 1996 as filed by Seller in its Securities Documents, and (ii) the condensed balance sheets of Seller (including related notes and schedules, if any) and the condensed statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of Seller included in the Securities Documents filed by Seller with respect to the periods ended subsequent to December 31, 1998.

         "Seller Options" shall mean options to purchase shares of Seller Common Stock granted pursuant to Seller's 1998 Stock Option and Incentive Plan.

         "Seller Preferred Stock" shall mean the shares of preferred stock, par value $1.00 per share, of Seller.

         "Seller Restricted Stock" shall mean Seller Common Stock awarded pursuant to Seller's 1998 Recognition and Retention Plan to be issued upon the vesting of such Seller Common Stock.

         "Thrift Regulations" shall mean the FDIA, the HOLA and the rules and regulations promulgated thereunder.

         "Year 2000 Compliant" shall mean that all hardware, firmware, software and computer systems (i) completely and accurately address, produce, store and calculate data involving dates both before and after January 1, 2000 without error or interruption; and (ii) provide that all "date"-related functionalities and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year.


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                                   ARTICLE II
                                   THE MERGER

2.1      The Corporate Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged into Seller in accordance with the provisions of the Thrift Regulations, and the separate corporate existence of Merger Sub shall cease. Seller shall be the Resulting Institution of the Corporate Merger, and shall continue its corporate existence under the laws of the United States. The name of the Resulting Institution shall be Midwest Savings Bank.

         (b) The Charter and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Resulting Institution.

         (c) The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Resulting Institution.

         (d) The home office and other offices of the Resulting Institution shall be as set forth on Exhibit B.

         (e) The number, names, residence addresses and terms of the directors of the Resulting Institution shall be as set forth on Exhibit C.

         (f) The terms of the deposit accounts of Seller will be unaffected by the Corporate Merger.

         (g) The liquidation account of Seller will be unaffected by the Corporate Merger.

2.2      Effective Time; Closing

         The Corporate Merger shall become effective at the Effective Time. The Articles of Combination with respect to the Corporate Merger shall be filed on the Closing Date.

2.3      Treatment of Capital Stock

         Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Corporate Merger and without any action on the part of any stockholder:

         (a)  each   outstanding   share  of  Merger  Sub  Common   Stock  shall
automatically convert into a share of Resulting Institution Common Stock;

         (b) each share of Buyer's common stock shall continue unchanged as the same share of Buyer's common stock; and


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         (c)  each  share  of  Seller   Common  Stock  issued  and   outstanding
immediately prior to the Effective Time (other than Dissenting Shares) shall, by virtue of the Corporate Merger and without any action of any kind by any person or entity, be converted into the right to receive the Merger Consideration from Buyer; provided, however, that each share of Seller Common Stock which is owned beneficially or of record by Seller (including treasury shares), Parent or Buyer (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled and retired without consideration or conversion.

2.4      Stockholder Rights; Stock Transfers

         At the Effective Time, holders of Certificates shall cease to be and shall have no rights as stockholders of Seller, other than such rights as they may have under the Thrift Regulations. After the Effective Time, there shall be no transfers on the stock transfer books of Seller or the Resulting Institution of Certificates and if Certificates are presented for transfer after the Effective Time, they shall be delivered to Buyer or the Exchange Agent for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

2.5      Options

         Each Seller Option outstanding on the date hereof and remaining outstanding at the Effective Time, whether or not the option is then exercisable, shall be converted at the Effective Time into the right to receive a cancellation payment in an amount equal to the product of (i) the number of shares of Seller Common Stock subject to such option at the Effective Time and
(ii) the excess, if any, of the Merger Consideration over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of all such Seller Options. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute a cancellation agreement in form and substance reasonably satisfactory to Buyer.

2.6      Exchange Procedures

         (a) No later than five business days following the Effective Time, Buyer shall cause the Exchange Agent to mail or make available to each holder of record of any Certificate a notice and letter of transmittal disclosing the effectiveness of the Corporate Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

         (b) Buyer shall deliver to the Exchange Agent within five business days after the Effective Time an amount of cash equal to the aggregate Merger Consideration.

         (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration. The Exchange Agent shall accept

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Certificates  upon compliance  with such reasonable  terms and conditions as the
Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as otherwise herein provided, evidence ownership of only the right to receive the Merger Consideration without interest.

         (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this
Section 2.6, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (e) Any portion of the cash delivered to the Exchange Agent by Buyer pursuant to Section 2.6(b) that remains unclaimed by the stockholders of Seller for six months after the Closing Date shall be delivered by the Exchange Agent to Buyer. Any stockholders of Seller who have not theretofore complied with
Section 2.6(c) shall thereafter look only to Buyer for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Entity, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

         (f) The Exchange Agent or Buyer shall be entitled to deduct and withhold from consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

2.7      Dissenting Shares

         (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the Thrift Regulations; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without interest from Buyer. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Thrift Regulations.

         (b) Seller shall give Buyer (i) prompt notice of any written objections to the Corporate Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the Thrift Regulations received by Seller and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the Thrift Regulations. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

2.8      Additional Actions

         If, at any time after the Effective Time, Buyer shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Buyer its right, title or interest in, to or under any of the rights, properties or assets of Seller acquired or to be acquired by Buyer as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Seller and its proper officers and directors shall be deemed to have granted to Buyer an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Buyer and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Buyer are fully authorized in the name of Seller or otherwise to take any and all such action.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

3.1      Capital Structure

         The authorized capital stock of Seller consists of 2,000,000 shares of Seller Common Stock and 500,000 shares of Seller Preferred Stock. As of the date hereof, 192,914 shares of Seller Common Stock are outstanding. No shares of Seller Common Stock are held in treasury and no shares of Seller Preferred Stock have been issued. All outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Seller Common Stock has been issued in violation of the preemptive rights of any person or entity. Except for 4,603 shares of Seller Restricted Stock and Seller Options to acquire not more than 19,176 shares of Seller Common Stock, a schedule of which has been Previously Disclosed that includes the name of each optionee, the number of Seller Options held by each optionee and the exercise price of each Seller Option, there are no Rights authorized, issued or outstanding with respect to the capital stock of Seller as of the date hereof.

3.2      Organization, Standing and Authority of Seller

         Seller is a savings bank duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Seller is a member in good standing of the FHLB System. The deposit accounts of Seller are insured by the SAIF to the maximum extent permitted by the FDIA and Seller has paid all deposit insurance premiums and assessments required by the FDIA payable on or prior to the Closing Date. Seller is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA. The liquidation account established by Seller in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects. Seller has heretofore delivered to Buyer true and complete copies of the Charter and Bylaws of Seller as in effect as of the date hereof.

3.3      Seller Subsidiaries

         Seller has no subsidiaries. Seller does not own or have the right to acquire, in either case, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity.

3.4      Registration Obligations

         Seller is not under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

3.5      Authorized and Effective Agreement

         (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Governmental Entities and the approval of Seller's stockholders of the Proposal) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and approved by all necessary corporate action in respect thereof on the part of Seller, except for the approval of the Proposal by Seller's stockholders. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights, including the FDIA, and to general equity principles.

         (b) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Seller with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Charter or Bylaws of Seller, subject to the deletion of Section 8A of Seller's Charter, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller pursuant to, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and stockholder approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

         (c) Subject to the Knowledge Qualification, except for (i) the filing of applications and the approvals of the OTS, (ii) the filing and clearance of the Proxy Statement, (iii) the approval of the Proposal by the requisite vote of the stockholders of Seller, and (iv) the filing of Articles of Combination with the OTS with respect to the Corporate Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Seller in connection with the completion of the Corporate Merger.

         (d) As of the date hereof, Seller is not aware of any reasons relating to Seller (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for the completion of the Merger and the continuation by Buyer after the Merger of the business of Seller, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which would materially reduce the value of Seller.

3.6      Securities Documents and Regulatory Reports

         (a) Since September 20, 1996, Seller has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Since September 20, 1996, Seller has duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the examinations of Seller by the OTS, Seller was not required to correct or change any action, procedure or proceeding which Seller believes has not been corrected or changed as required.

3.7      Financial Statements

         (a) Seller has previously delivered or made available to Buyer accurate and complete copies of the Seller Financial Statements, which, in the case of year-end Seller Financial Statements, are accompanied by the audit reports of Seller Accountant. The Seller Financial Statements, as well as the Seller Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the financial condition of Seller as of the respective dates set forth therein, and the income, changes in stockholders' equity and cash flows of Seller for the respective periods set forth therein.

         (b) Each of the Seller Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein. The audits of Seller have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Seller are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller.

3.8      Material Adverse Change

         Since September 30, 1999, (i) Seller has conducted its business in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

3.9      Environmental Matters

         (a) Seller is in compliance with all Environmental Laws. Seller has not received any communication alleging that Seller is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by Seller has been or is in violation of or liable under any Environmental Law.

         (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability against or obligation on the part of Seller or any person or entity whose liability or obligation for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

         (d) Seller has not conducted any environmental studies with respect to any properties owned by it, leased by it or securing loans held by it.

3.10     Tax Matters

         (a) Seller has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Seller will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Seller are complete and accurate in all material respects. Seller either is not delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any tax returns in respect of any fiscal year or portion thereof. The federal, state and local income tax returns of Seller have never been audited by the applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Seller as a result of such audits or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Seller to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to any such return is pending or, subject to the Knowledge Qualification, threatened.

         (c) Seller (i), except as Previously Disclosed, is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does Seller have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (d) Seller has withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

3.11     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Seller or against any asset, interest or right of Seller, or against any officer, director or employee of Seller in such capacity, involving a monetary amount in excess of $10,000 or a request for specific performance, injunctive relief or other equitable relief.

3.12     Compliance with Laws

         (a) Seller has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business in all material respects as it is presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, subject to the Knowledge Qualification, will not be adversely affected by virtue of the completion of the Merger; and, subject to the Knowledge Qualification, no suspension or cancellation of any of the same is threatened.

         (b) Seller is not in violation of its Charter or Bylaws, or, any applicable federal, state or local law or ordinance or any order, rule or regulation of any Governmental Entity (including all banking (including all regulatory capital requirements), truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any Governmental Entity; and Seller has not received any notice or communication from any Governmental Entity asserting that Seller is in violation of any of the foregoing. Seller is not subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by Governmental Entities), and has not received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information

         None of the information relating to Seller supplied or to be supplied by it for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     Employee Benefit Plans

         (a) Seller has Previously Disclosed all Seller Employee Plans and has heretofore delivered to Buyer accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

         (b) Seller has never had any Defined Benefit Plan.

         (c) Seller does not participate in and has not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) No transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the Code.

         (e) Full payment has been made (or proper accruals have been established) of all contributions which have been made or accrued for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) for all contributions which are made or accrued for periods after the date hereof and prior to the Effective Time, under the terms of each Seller Employee Plan or ERISA.

         (f) The Seller Employee Plans have been maintained and operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations. All contributions required to be made to Seller Employee Plans at the date hereof have been made, and all contributions required to be made to Seller Employee Plans as of the Effective Time will have been made as of such date.

         (g) There are no pending or, subject to the Knowledge Qualification, threatened claims (other than routine claims for benefits) by, on behalf of or against any of Seller Employee Plans or any trust related thereto or any fiduciary thereof.

         (h) Except as Previously Disclosed, Seller has not made any payments, or been a party to any agreement or any Seller Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of Sections 162(m) or 280G of the Code or (ii) require Buyer to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis.

3.15     Certain Contracts

         (a) Except as Previously Disclosed, Seller is not a party to, is not bound or affected by, and does not receive and is not obligated to pay benefits under (i) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by Seller (other than in the case of deposits, FHLB advances and federal funds purchased) or the guarantee by Seller of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of Seller, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any present or former director, advisory director, officer or employee of

Seller; (iv) any agreement, arrangement or understanding pursuant to which Seller is obligated to indemnify any present or former director, advisory director, officer, employee or agent of Seller; (v) any agreement, arrangement or understanding to which Seller is a party or by which it is bound which limits the freedom of Seller to compete in any line of business or with any person;
(vi) any agreement, arrangement or understanding which would be required to be filed as an exhibit to Seller's Annual Report on Form 10-KSB under the Thrift Regulations and which has not been so filed; (vii) any agreement pursuant to which loans have been sold by Seller, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon Seller; or (viii) any subservicing agreement.

         (b) Seller is not in default or in non-compliance in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders

         Except for the Previously Disclosed agreement with Seller Advisor, neither Seller nor any of its directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance

         Seller is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as institutions engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Seller has not, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

3.18     Properties

         All material real and personal property owned by Seller or presently used in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Seller in the ordinary course of business consistent with its past practices. Seller has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equitable rights of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits, (iii) such imperfections of title, easements and non-monetary encumbrances affecting real property, if any, which do not adversely affect the value or use of such real property, and (iv) monetary liens, if any, reflected in the Seller Financial Statements as of September 30, 1999. Except as Previously Disclosed, all real and personal property which is material to Seller's business that is leased or licensed by Seller is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. All improved real property owned or leased by Seller is in compliance in all material respects with all applicable zoning laws.

3.19     Labor

         No work stoppage involving Seller is pending or, subject to the Knowledge Qualification, threatened. Seller is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving any employees of Seller.

3.20     Allowance for Loan Losses

         The allowance for loan losses reflected on Seller's condensed balance sheet included in the Seller Financial Statements is, and will be in the case of subsequently delivered Seller Financial Statements, in the opinion of Seller's management, adequate as of their respective dates under the requirements of GAAP. The real estate owned, if any, reflected in the Seller Financial
Statements is, and will be in the case of subsequently delivered Seller Financial Statements, carried at the lower of cost or fair value, less estimated costs to sell, as required by GAAP. Subject to the Knowledge Qualification, the aggregate principal amount of loans and accrued interest thereon contained (or that will be contained) in the loan portfolio of Seller in excess of such reserve, as reflected in the Seller Financial Statements, was (and will be) fully collectible.

3.21     Year 2000 Compliant

         All hardware, firmware, software and computer systems of Seller are Year 2000 Compliant and shall continue to function in accordance with their intended purpose without error or interruption during and after the year 2000.

3.22     Material Interests of Certain Persons

         (a) No officer, director or employee of Seller or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of Seller.

         (b) Except as Previously Disclosed or as set forth in Seller's proxy statement for its 1999 Annual Meeting of Stockholders there are no Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by the Seller Board of Directors in accordance with applicable law and regulations.

3.23     Fairness Opinion

         Seller has received an opinion from Seller Advisor to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of Seller.

3.24     Disclosures

         None of the representations and warranties of Seller or any of the written information or documents furnished or to be furnished by Seller to Buyer in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.25     No Undisclosed Liabilities

         Seller does not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller, except (i) for liabilities set forth or reserved against in the Seller Financial Statements as at September 30, 1999, and (ii) liabilities occurring in the ordinary course of business since September 30, 1999 or relating to the transactions contemplated by this Agreement.

3.26     Indemnification

         Subject to the Knowledge Qualification, except as Previously Disclosed, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller has occurred which would give rise to a claim or a potential claim by any such person for indemnification from Seller.

3.27     Loan Portfolio

         Except as Previously Disclosed, each loan reflected as an asset on the Seller Financial Statements as at September 30, 1999, and each loan originated or acquired by Seller thereafter is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute), the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as Previously Disclosed, all such loans are, and the loans held at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge. Except as Previously Disclosed, there is no loan or other asset of Seller that as of the date hereof has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." Seller has Previously

Disclosed a complete list of the real estate acquired by Seller through foreclosure, repossession or deed in lieu thereof.

3.28     Investment Portfolio

         All investment securities held by Seller, as reflected in the condensed balance sheets of Seller included in the Seller Financial Statements, are carried in accordance with GAAP, specifically including but not limited to, Statement of Financial Accounting Standards No. 115. Except as Previously Disclosed and except for pledges to secure public and trust deposits, none of the investments reflected in the Seller Financial Statements and none of the investments since made by Seller is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP.

3.29     Corporate Records

         The corporate record books and stock ledgers of Seller are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Board of Directors and committees of the Board of Directors of Seller, and all transactions in its capital stock, since its inception.

3.30     Interim Events

         Except as Previously Disclosed, since September 30, 1999, Seller has not paid or declared any dividend or made any other distribution to stockholders or taken any action which if taken after the date hereof would require the prior written consent of Buyer pursuant to Section 5.6 hereof.

3.31     Defaults

         There has not been any default in any material obligation to be performed by Seller under any material contract or commitment and Seller has not waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. Subject to the Knowledge Qualification, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

4.1      Organization, Standing and Authority of Buyer

         Buyer is a savings bank duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Buyer is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Buyer is a member in good standing of the FHLB System and a "qualified thrift lender" as defined in Section 10(m) of HOLA. Parent is a unitary savings and loan holding company under the Thrift Regulations. When organized, Merger Sub will be a saving bank duly organized, validly existing and in good standing under the laws of the United States.

4.2      Authorized and Effective Agreement

         (a) Buyer has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Government
Entities) to perform all of its obligations hereunder. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and approved by all necessary corporate action in respect thereof on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights, including the FDIA, and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor completion of the transactions contemplated hereby, including the Merger, nor compliance by Buyer with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Charter or Bylaws of Buyer,
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violates any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

         (c) Subject to the Knowledge Qualification, except for (i) the filing of applications with and the approvals of the OTS; and (ii) the filing of Articles of Combination with the OTS with respect to the Corporate Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Buyer or Merger Sub in connection with the completion of Corporate Merger.

         (d) As of the date hereof, Buyer is not aware of any reasons relating to Buyer (including CRA compliance) why all consents and approvals shall not be procured from all Governmental Entities having jurisdiction over the Merger as shall be necessary for completion of the Merger.

4.3      Securities Documents and Regulatory Reports

         (a) Since February 5, 1997, Parent has timely filed all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Buyer has since February 5, 1997, duly filed with the OTS and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Buyer by the OTS, Buyer was not required to correct or change any action, procedure or proceeding which Buyer believes has not been corrected or changed as required.

4.4      Financial Statements

         (a) Buyer has previously delivered or made available to Seller accurate and complete copies of the Parent Financial Statements, which, in the case of year-end Parent Financial Statements, are accompanied by the audit reports of Parent Accountant. The Parent Financial Statements fairly present and will fairly present, as the case may be, the consolidated financial condition of Parent as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of Parent for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Parent Financial Statements referred to in Section 4.4(a) has been or will be, as the case may be, prepared in accordance with GAAP, except as stated therein. The audits of Parent have been conducted in accordance with generally accepted auditing standards. The accounting books and records of Parent and Buyer are being maintained in compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Parent and Buyer.

4.5      Material Adverse Change

         Since September 30, 1999 to the date hereof, (i) Buyer has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Buyer.

4.6      Legal Proceedings

         Except as disclosed in Parent's Securities Documents, or as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, subject to the Knowledge Qualification, unasserted or threatened against Buyer or against any asset, interest or right of Buyer, or against any officer, director or employee of Buyer, in such capacity, which seeks material monetary relief, specific performance, injunctive relief or other equitable relief. Buyer is not a party to any order, judgment or decree.

4.7      Certain Information

         None of the information relating to Buyer supplied or to be supplied by it for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.8      Brokers and Finders

         Neither Buyer nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.9      Disclosures

         None of the representations and warranties of Buyer or any of the written information or documents furnished or to be furnished by Buyer to Seller in connection with or pursuant to this Agreement or the completion of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.10     Financial Resources

         Buyer has the financial wherewithal and has, or will have prior to the Effective Time, sufficient funds to pay the Merger Consideration.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of Seller and Buyer (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Corporate Merger as promptly as reasonably practicable, and (ii) shall cooperate fully with each other to that end.

5.2      Stockholder Meeting

         Seller shall take all action necessary to properly call and convene a meeting of its stockholders as soon as practicable after the date hereof to consider and vote upon the Proposal. The Board of Directors of Seller will recommend that the stockholders of Seller approve the Proposal, provided that the Board of Directors of Seller may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that as a result of an Alternative Proposal the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Proxy Statement with the OTS and after the OTS has cleared the Proxy Statement, Seller shall promptly mail the Proxy Statement to its stockholders.

         (b) The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within 45 days after the date hereof or as soon thereafter as is reasonably practicable, all necessary documentation, to effect all applications (including applications of Parent and Merger Sub), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by May 31, 2000.

         (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their respective present and former directors and officers, the stockholders of Seller and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, Parent, Merger Sub, or Seller to any Governmental Entity in connection with the transactions contemplated hereby.

         (d) Buyer and Seller shall promptly furnish each other with copies of written communications received from, or delivered to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality

         (a) Seller shall permit Buyer and its representatives reasonable access to Seller's properties and personnel, and shall disclose and make available to Buyer, upon Buyer's reasonable request, all books, papers and records relating to Seller's assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which Buyer may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's normal operations. Seller shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Buyer and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with Seller's normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the transactions contemplated hereby and, if such transactions shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior notice thereof.

5.5      Press Releases

         Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which such party believes is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Seller shall carry on its business only in the ordinary course consistent with past practice. During such period, Seller also will use all reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and Buyer the present services of the employees of Seller and (z) preserve for itself and Buyer the goodwill of the customers of Seller and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of Buyer or as expressly contemplated hereby, between the date hereof and the Effective Time, Seller shall not:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Seller Common Stock;

                  (ii) issue any shares of its capital stock, other than the issuance of previously awarded but unissued shares of Seller Restricted Stock or upon exercise of Seller Options referred to in Section 3.1 hereof; issue, grant, modify or authorize any Rights; purchase any shares of Seller Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) except for the deletion of Section 8A of the Charter, amend its Charter, Bylaws or similar organizational documents; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, or (ii) as may be required by law;

                  (v) enter into or, except as may be required by law, modify any Seller Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

                  (vi) originate or purchase (x) any brokered loan not pursuant to a commitment Previously Disclosed and existing on the date hereof,
         (y) any loan in excess of $250,000, or (z) any loan not secured by a first trust or mortgage on a one-to four-family residential property;

                  (vii) except as otherwise permitted hereunder, enter into (v) any agreement for the purchase, sale, transfer, mortgage, encumbrance or other disposition of any properties or assets or (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business,
         (x) any agreement, indenture or other instrument relating to the borrowing of money by Seller or guarantee by Seller of any such obligation, except for deposits, FHLB advances not to exceed six months to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; or (z) any contract, agreement or understanding with a labor union;

                  (viii) change its method of accounting in effect for the year ended December 31, 1998, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (ix) enter into or renew any lease of real or personal property or any service contract; or fail to give any required notice to prevent a lease or service contract from being renewed; or make any capital expenditures in excess of $20,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

                  (x) file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) purchase any security or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity;

                  (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiii) except as necessitated in the reasonable opinion of Seller due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xv)   take  any   action   that   would   cause  any  of  the
         representations and warranties of Seller contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.3 hereof not to be satisfied;

                  (xvi) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

                  (xviii) agree to do any of the foregoing.

         (b) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on Seller.

         (c) Except with the prior written consent of Seller or as expressly contemplated hereby, between the date hereof and the Effective Time, Buyer shall not:

                  (i) take any action that would cause any of the representations and warranties of Buyer contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1 or 6.2 hereof not to be satisfied;

                  (ii) take any action that would materially impede or delay the completion of the transactions contemplated by this Agreement or the ability of Buyer or Seller to perform its covenants and agreements under this Agreement; or

                  (iii) agree to do any of the foregoing.

5.7      Certain Actions

         Seller shall not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal, provided, however, that the Board of Directors of Seller may furnish such information or participate in such negotiations or discussions if Seller's Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would constitute a breach of fiduciary duties of such directors under applicable law. Seller will promptly inform Buyer orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7. In no event may Seller provide any information to a third party that it has not provided to Buyer.

5.8      Current Information

         During the period from the date hereof to the Effective Time, Seller shall, upon the request of Buyer, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Buyer regarding Seller's financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than two business days after filing, Seller will deliver to Buyer all reports filed by it under the Thrift Regulations subsequent to the date hereof. Seller also will deliver to Buyer each call report or similar report filed by it with the FDIC or the OTS concurrently with the filing of such call report. Seller will also deliver to Buyer as soon as practicable all quarterly and annual Seller Financial Statements prepared with respect to periods ending subsequent to September 30, 1999. Within 45 days after the end of each month, Seller will deliver to Buyer an unaudited balance sheet and an unaudited statement of income, without related notes, for such month prepared in accordance with GAAP.

5.9      Indemnification; Insurance

         (a) From and after the Effective Time, Buyer agrees to indemnify and hold harmless the past and present directors and officers of Seller (the "Indemnified Parties") for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons have the right to be indemnified and held harmless by Seller under 12 C.F.R. ss.545.121 as in effect at the date of this Agreement, and such right shall continue in full force and effect for so long as it would (but for the Merger) otherwise survive and continue in full force and effect. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties as of the date hereof, to the extent permissible under the Thrift Regulations as of the date hereof, arising out of matters existing or occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect. Seller may, at a cost not in excess of 150% of the current annual premium cost of Seller's existing directors and officers' insurance, purchase single premium tail coverage with policy limits equal to Seller's existing annual coverage limits.

         (b) In the event that Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or resulting institution of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case such successor or assign shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10     Environmental Reports

         If requested by Buyer within 15 business days of the date hereof (or within ten days after Seller's acquisition or lease of any real property acquired or leased after the date hereof), Seller shall provide to Buyer, as soon as reasonably practical, but not later than 45 days from the receipt by

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



Seller of the request of Buyer therefor, a report of a phase one environmental investigation on real property owned or leased by Seller (but excluding space in office or retail and similar establishments leased by Seller for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one environmental investigation in Buyer's reasonable opinion, Seller shall provide to Buyer, within 60 days of the receipt by Seller of the request of Buyer therefor, a report of a phase two environmental investigation on properties requiring such additional study. The costs of the phase one and phase two environmental investigations, if any, shall be borne by Buyer.

5.11     Employees and Employee Benefit Plans

         (a) Full time employees of Seller who remain employed after the Effective Time will be eligible to participate in Buyer benefit plans that are generally available to full-time employees of Buyer on a uniform and non-discriminatory basis with credit for years of service with Seller for the purpose of eligibility and vesting (but not for the purpose of accrual of benefits or allocation of employer contributions). Buyer shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under any Seller Employee Plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

         (b) To the extent that Buyer terminates the employment of any full-time employee of Seller other than for Cause within six months following the Effective Time, Buyer shall provide severance benefits in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's full-time employment (up to a maximum of twenty-six years) at Seller and Buyer; provided, however that in no event shall Buyer have any obligation to provide severance benefits to any full-time Seller employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of any other compensation plan or individual contract with Seller.

         (c) Buyer agrees to honor the terms of all Previously Disclosed employment, consulting, severance and termination agreements. Buyer agrees to expressly assume every such agreement which by its terms requires express assumption by a successor to Seller. Such express assumption shall occur by virtue of Buyer's execution of this Agreement without any further action required by Buyer upon the completion of the Merger.

         (d) In the sole discretion of Buyer, payments made by it in full and complete satisfaction of obligations of Seller under any Seller Employee Plan or under any agreement referred to in Section 5.11(c) shall be subject to the recipient's delivery to Buyer of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Seller, Buyer, and each of their respective affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Seller Employee Plan or agreement, as applicable.


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



         (e) As of the Effective Time, the Seller ESOP shall be terminated in accordance with its terms. Any cash received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be first applied by the Seller ESOP trustee to the full repayment of the Seller ESOP loan. The balance of the cash (if any) received by the Seller ESOP trustee in connection with the Corporate Merger with respect to the unallocated shares of Seller Common Stock shall be allocated to the accounts of all participants in the Seller ESOP who have accounts remaining under the Seller ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as they exist as of the Effective Time as earnings, unless otherwise required to be allocated as annual additions subject to the limitations of Section 415 of the Code. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to termination, the assets of the Seller ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as a participant or beneficiary may direct. Prior to the Effective Time, Seller shall be entitled to make prepayments on the Seller ESOP loan to the extent such prepayments (i) are fully deductible for tax purposes as contributions to the ESOP and (ii) do not adversely affect the qualified status of the Seller ESOP.

         (f) As of the Effective Time, the Seller 401(k) Plan shall be terminated or continued in effect at the discretion of Buyer and in accordance with applicable law; provided, that at the request of Buyer, Seller shall cause the Seller 401(k) Plan to be terminated at or immediately prior to the Effective Time in accordance with applicable law and in a manner that will not result in the imposition of any liability or responsibility upon Buyer.

5.12     Company Merger

         Buyer and Seller shall take all necessary and appropriate actions to make it possible for the Company Merger to be authorized, agreed to, and accomplished immediately after the Effective Time, or at such other time thereafter as may be determined by Buyer in its sole discretion.

5.13     Litigation Matters

         Seller will consult with Buyer about any proposed settlement, or any disposition of, any litigation.

5.14     Organization of Merger Sub

         Buyer shall cause Merger Sub to be organized under the Thrift Regulations. The Board of Directors of Merger Sub shall approve this Agreement and the transactions contemplated hereby, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Buyer shall approve this Agreement in its capacity as the sole stockholder of Merger Sub.

5.15     Conforming Entries

         (a) Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below.

         (b) Subject to applicable laws, Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and subject to the conditions in Section 5.15(c) below, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

         (c) Subject to applicable laws, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and
(ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer, but in no event prior to five days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that all conditions to Buyer's obligation to consummate the Corporate Merger set forth in Sections 6.1 and 6.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to Buyer's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

         (d) No  reserves,  accruals or charges  taken in  accordance  with this
Section 5.15 may be a basis to assert a violation of a breach of a representation, warranty or covenant of Seller herein.


5.16     Integration of Policies

         During the period from the date hereof to the Effective Time, Seller shall, and shall cause its directors, officers and employees to, and shall make all reasonable efforts to cause its data processing service providers to, cooperate and assist Buyer in connection with an electronic and systematic conversion of all applicable data regarding Seller to Buyer's system of electronic data processing. In furtherance of the foregoing, Seller shall make reasonable arrangements during normal business hours to permit representatives of Buyer to train Seller employees in Buyer's system of electronic data processing.

5.17     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this

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



Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.18     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of such transactions.

5.19     Proxy Solicitor

         Seller may, and if requested by Buyer shall, retain a proxy solicitor in connection with the meeting of Seller stockholders held to vote on the Proposal.

5.20     CNB Lease

         Seller and Buyer shall use their reasonable best efforts to obtain the prior written consent of the lessor under the CNB Lease to the assignment of the CNB Lease in connection with the Merger. Seller shall promptly following the meeting of stockholders of Seller relating to the vote on the Proposal notify the lessor under the CNB Lease of the proposed Merger pursuant to Article IX,
Section 4 of the CNB Lease.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - Buyer and Seller

         The respective obligations of Buyer and Seller to effect the transactions contemplated hereby shall be subject to satisfaction (or waiver of the provided however clause under Section 6.1(b) by Buyer pursuant to Section 7.4) of the following conditions at or prior to the Effective Time.

         (a) The approval of the Proposal by the requisite vote of the stockholders of Seller.

         (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Corporate Merger, shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer and Seller shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Merger; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be

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



deemed to have been received if it shall include any condition or requirement that, in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Buyer that had such condition or requirement been known, Buyer, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Buyer, Merger Sub or Seller shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal completion of the Merger.

         (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the Merger shall be pending or threatened.

6.2      Conditions Precedent - Seller

         The obligations of Seller to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Seller pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty which specifically relates to an earlier date.

         (b) Buyer shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) Buyer shall have furnished Seller with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Buyer as Seller may reasonably request.

6.3      Conditions Precedent - Buyer

         The obligations of Buyer to effect the transactions contemplated hereby shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Buyer pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Seller set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made anew on and as of the Closing Date, unless the representation and warranty specifically relates to an earlier date.

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




         (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) Seller shall have delivered to Buyer a certificate, dated the Closing Date and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) Seller shall have furnished Buyer with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to Seller as Buyer may reasonably request.

         (e) No more than 15% of the outstanding shares of Seller Common Stock shall be Dissenting Shares.

         (f) The directors of Seller who are stockholders of Seller shall have executed and delivered voting agreements in the form of Exhibit A hereto.

         (g) The letter of Fiserv to Seller, dated October 20, 1999, which provides in pertinent part that no termination fee or penalty shall be payable to FISERVE ORLANDO upon any termination of the Dollar System and Loanserv contract, shall be in full force and effect and unaffected by the Merger.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by Buyer in writing if Seller has, or by Seller in writing if Buyer has, breached in any material respect any covenant or undertaking contained herein or any representation or warranty contained herein, unless such breach has been cured within 30 days after written notice of such breach;

         (c) at any time, by either Buyer or Seller in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, provided, however, that no party shall have the right to terminate this Agreement pursuant to this
Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Merger;

         (d) at any time, by either Buyer or Seller in writing, if the stockholders of Seller do not approve the Proposal after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

         (e) by either Buyer or Seller in writing if the Effective Time has not occurred by the close of business on September 30, 2000, provided that a Party which is then in breach of any of its representations, warranties, covenants or obligations shall not be entitled to be a terminating Party hereunder.

         For purposes of this Section 7.1, termination by Buyer also shall be deemed to be termination on behalf of Merger Sub.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b), to expenses set forth in Section 8.1, to the break-up fee and expenses set forth in Section 7.6, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d) or (e) shall not relieve the breaching party from any liability or damages arising out of its willful breach of any provision of this Agreement giving rise to such termination; provided, that in the event that this Agreement is terminated by Seller pursuant to
Section 7.1(b) solely by reason of a willful breach by Buyer, Seller shall be entitled to liquidated damages from Buyer in the amount of $200,000 plus reimbursement of reasonable and verifiable expenses directly related to this Agreement in cash as its exclusive remedy.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including the covenants set forth in Sections 2.5, 2.6, 2.8, 5.9 and 5.11 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Buyer or Seller (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including any stockholder or former stockholder of either Buyer or Seller.



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



7.4      Waiver

         Each party hereto by written instrument approved by its Board of Directors and signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the stockholders of Seller) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after stockholders of Seller have approved this Agreement, shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect such stockholders without the approval of the stockholders to the extent required by applicable law.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties approved by the Board of Directors of the Parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of the Board of Directors of each of the parties hereto.

7.6      Break-Up Fee and Expenses

         Buyer  shall  be  entitled   to  a  break-up   fee  of  $200,000   plus
reimbursement of reasonable and verifiable expenses directly related to this Agreement in cash from Seller, payable on demand in immediately available funds, if either the condition set forth in subsection (a) below or the condition set forth in subsection (b) below is met prior to the date specified in subsection
(c) below.

         (a)  Seller agrees to an Alternative Proposal.

         (b) Any event in subparagraph (i) is followed by any event in subparagraph (ii).

                  (i) (A) Seller's Board of Directors fails to recommend approval of the Proposal to Seller's stockholders, or adversely alters or modifies such recommendation; or

                           (B) An Alternative Proposal has been presented to Seller or publicly announced.

                  (ii) (A) Seller's stockholder meeting to consider approval of the Proposal does not take place by May 15, 2000;

                           (B) Seller's stockholders do not approve the Proposal at Seller's stockholder meeting; or

                           (C) Seller commits any breach which would entitle Buyer to terminate this Agreement.

         (c)      (i)      the Effective Time;

                  (ii) the date 18 months after Buyer's termination of this Agreement pursuant to Section 7.1(b) for a willful breach; or

                  (iii) the date of proper termination of this Agreement for any reason other than as set forth under paragraph
                           (c) (ii) above.

         Notwithstanding anything to the contrary herein, a proposal that would otherwise constitute an Alternative Proposal shall not constitute an Alternative Proposal solely for purposes of this Section 7.6 if it is publicly rejected by the Board of Directors of Seller within five business days of such Board receiving such proposal.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         Except as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Buyer nor Seller shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.2 Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 2.5, 5.9 and 5.11 hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Buyer:

         Hemlock Federal Bank for Savings
         5700 West 159th Street
         Oak Forest, Illinois 60452-3198

         Attention:        Maureen Partynski
                           Chairman and Chief Executive Officer

         With a required copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1100 New York Avenue, N.W.
                  Washington, D. C.  20005
                  Attn:    Robert L. Freedman, P.C.
                           Christopher R. Kelly, P.C.
                  Fax:     (202) 682-0354

         If to Seller:

                  Midwest Savings Bank
                  324 Commons Drive
                  Bolingbrook, Illinois 60440
                  Attn:    John W. Wayne
                           President and Chief Executive Officer

         With a required copy to:

                  Luse Lehman Gorman Pomerenk & Schick
                  5335 Wisconsin Avenue, N.W.
                  Suite 400
                  Washington, D.C.  20015
                  Attn:    John J. Gorman
                  Fax:     (202) 362-2902

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, Buyer may at any time modify the structure of the acquisition of Seller set forth herein, provided that (i) the consideration to be paid to the holders of Seller Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Entities or any other condition to the obligations of Buyer set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Cook County, Illinois to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.

8.9      Severability

         Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                       HEMLOCK FEDERAL BANK FOR SAVINGS
Attest:



 /s/ Rosanne Pastorek-Belczak          By:  /s/ Maureen G. Partynski
------------------------------             ----------------------------------
Secretary                                   Maureen Partynski, Chairman and
                                            Chief Executive Officer


                                       MIDWEST SAVINGS BANK

Attest:



 /s/ James Lovejoy                     By:  /s/ John S. Wayne
------------------------------             ----------------------------------
Secretary                                   John S. Wayne, President

                                                                       Exhibit A

                            Form of Voting Agreement

                                 January 7, 2000

Hemlock Federal Bank for Savings
5700 West 159th Street
Oak Forest, Illinois 60452-3198

Dear Sirs:

           The undersigned understands that Hemlock Federal Bank for Savings ("Buyer") and Midwest Savings Bank ("Seller") are entering into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger of a wholly-owned subsidiary of Buyer into Seller (the "Merger"), in which the outstanding shares of common stock of Seller will be exchanged for cash.

           The undersigned is a stockholder of Seller and is entering into this agreement to induce Buyer to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

           The undersigned confirms its agreement with Buyer as follows:

           1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of Seller of which the undersigned is the record or beneficial owner, or over which he has voting control (the "Shares"), and that the undersigned is on the date hereof the lawful owner of the Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule
I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of Seller (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

           2. Except as required by law, the undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than subsequent to the stockholder meeting of Seller held in connection with the vote on the Merger Agreement.

           3. The undersigned agrees that all of the Shares, together with any additional shares of capital stock of Seller of which the undersigned is the record or beneficial owner, or over which he has voting control, at the record date for any meeting of stockholders of Seller called to consider and vote to approve the Proposal (as defined in the Merger Agreement), will be voted by the undersigned in favor thereof.

           4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with Buyer in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to, directly or indirectly, (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Alternative Proposal (as defined in the Merger Agreement)), or provide any such person with information or assistance or negotiate with any such person with respect

Hemlock Federal Bank for Savings
January 7, 2000
Page 2

to an Alternative Proposal or agree to or otherwise assist in the effectuation of any Alternative Proposal except as permitted by the Merger Agreement.

           5. The undersigned represents and warrants to Buyer that (i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

           6. This letter agreement shall automatically terminate (i) upon termination of the Merger Agreement in accordance with its terms or (ii) at the Effective Time (as defined in the Merger Agreement).

           7. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Buyer.

           8. This agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

           9. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

           10. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

           11. The validity, construction, enforcement and effect of this agreement shall be governed by the laws of the State of Illinois.

           12. This agreement shall inure to the benefit of Buyer and its successors, and shall be binding upon and inure to the benefit of the undersigned and its successors, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

           13. Nothing in this Agreement shall be construed to give Buyer any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

           14. The undersigned agrees that in the event of his breach Buyer shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Buyer for a violation of this Agreement, and irrevocably waives, to the extent permitted by law, any defense that he might have based

Hemlock Federal Bank for Savings
January 7, 2000
Page 3

on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

           Please confirm that the foregoing correctly states the understanding between the undersigned and Buyer by signing and returning to Buyer a counterpart hereof.

                                              Very truly yours,




                                              NAME

Accepted as of the 7th day
of January, 2000

Hemlock Federal Bank for Savings



By:
           Maureen Partynski
           Chairman and Chief Executive Officer

Hemlock Federal Bank for Savings
January 7, 2000
Page 4



                                   Schedule I

Number of shares of Seller common stock
beneficially owned........................................

                                                                       Exhibit B

               Home and Other Offices of the Resulting Institution

Midwest Savings Bank

324 Commons Drive
Bolingbrook, IL 60440
630 739-3400


3030 West Cermak Road
Chicago, IL 60623
773 277-0606

                                                                       Exhibit C

 Names, Residence Addresses and Terms of Directors of the Resulting Institution


The Directors of the Resulting Institution shall be seven:


                 Name    Term Expires                Residence Address
-------------------------------------------------------------------------------

Maureen G. Partynski         2002                 13755 Teakwood Drive
                                                  Lockport, IL 60441
Charles Gjondla              2002                 3718 West 60th Place
                                                  Chicago, IL 60629
Rosanne Belczak              2001                 13457 Little Creek Drive
                                                  Lockport, IL 60441
Frank A. Bucz                2001                 10735 South Millard
                                                  Chicago, IL 60655
G. Gerald Schiera            2001                 13665 West Dublin
                                                  Lockport, IL 60441
Michael R. Stevens           2000                 6101 Jacquelyn Court
                                                  Tinley Park, IL 60477
Kenneth Bazarnik             2000                 428 Rockhurst Road
                                                  Bolingbrook, IL 60439



                                       C-1